UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2015

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 4, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders:

1. elected six Class II Directors nominated to serve on the Company’s Board of Directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2. ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year 2016;

3. approved an amendment to the Company’s Bylaws naming the Delaware Court of Chancery as the exclusive forum for certain types of legal actions;

4. approved the Amended and Restated Premier, Inc. 2013 Equity Incentive Plan;

5. approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting (the “Proxy Statement”); and

6. approved, on an advisory basis, every “one year” for the frequency with which stockholders will be provided future advisory votes on executive compensation.

A more complete description of each item is set forth in the Proxy Statement. The newly effective Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2 and incorporated herein by reference.

As of the record date for the Annual Meeting, there were 37,770,215 shares of the Company’s Class A common stock and 105,981,156 shares of the Company’s Class B common stock issued and outstanding. However, as a result of the Class B common unit exchange process discussed in the Proxy Statement, under “Frequently Asked Questions—What is the Class B common unit exchange process? Will it impact the Annual Meeting?,” 5,830,458 shares of Class B common stock were retired on November 2, 2015 and therefore not eligible to be voted. The 100,150,698 currently outstanding shares of Class B common stock were voted at the Annual Meeting pursuant to the Voting Trust Agreement, dated October 1, 2013, relating to shares of Class B common stock, as discussed in the Proxy Statement.

Each share of Class A common stock and Class B Common stock was entitled to one vote on each matter properly brought before the Annual Meeting. The Class A common stock and Class B common stock voted together as a class. Votes representing approximately 98.6% of the combined voting power of the Class A common stock and Class B common stock, eligible to be voted, were present in person or represented by proxy at the Annual Meeting.

The final voting results for the Annual Meeting were as follows:

Item 1—Election of Directors

Each of the six nominees named in the proxy statement for the Annual Meeting was elected by the stockholders to the Board of Directors for three-year terms based on the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Barclay E. Berdan	123,269,439	11,117,310	1,619,416
William E. Mayer	131,270,862	3,115,887	1,619,416
Scott Reiner	120,448,623	13,938,126	1,619,416
Terry D. Shaw	120,445,293	13,941,456	1,619,416
Richard J. Statuto	120,612,386	13,774,363	1,619,416
Ellen C. Wolf	131,142,089	3,224,660	1,619,416

Item 2—Ratification of the Appointment of Ernst & Young LLP

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2016 was ratified by the stockholders based on the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
135,970,300	25,048	10,817	N/A

Item 3—Approval of Amendment to Bylaws

The amendment to the Company’s Bylaws naming the Delaware Court of Chancery as the exclusive forum for certain types of legal actions was approved by the stockholders based on the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
118,889,183	12,473,845	3,023,721	1,619,416

Item 4—Approval of the Amended and Restated Premier, Inc. 2013 Equity Incentive Plan

The Amended and Restated Premier, Inc. 2013 Equity Incentive Plan was approved by the stockholders based on the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
123,731,073	8,590,805	2,064,871	1,619,416

Item 5—Advisory Vote to Approve Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, based on the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
133,915,411	444,778	26,560	1,619,416

Item 6—Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

The stockholders chose, on an advisory basis, every “one year” as the frequency with which stockholders will be provided future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
132,743,924	664,632	967,925	10,268	1,619,416

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Company will hold an annual advisory vote on the compensation of its named executives.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Premier, Inc., effective as of December 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President

Date: December 4, 2015